[Letter Head of McGovern, Hurley, Cunningham]






                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 filed by Altair International Inc. ("Altair"), pertaining to common shares of Altair to be offered by holders of certain 5% Convertible Subordinated Debentures Due December 29, 2001 (the "Debentures"), holders of warrants issued in connection with the Debentures for Altair common shares, and the MBRT Trust, of our report dated February 9, 1998 (except for Note 2(b)(i) which is dated March 19, 1998) appearing in the Annual Report on Form 10-K of Altair International Inc. for the year ended December 31, 1997 and to references to our firm under the heading "Experts" in the Prospectus which is a part of this Amendment No. 1 to the Registration Statement.


                                                 McGovern, Hurley, Cunningham

                                                 /s/ McGovern, Hurley Cunningham

                                                 Chartered Accountants


North York, Canada
March 8, 1998

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